UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025 (December 19, 2025)

INTEGRAL AD SCIENCE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 E 49th Street, 20th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646 278-4871

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously reported, on September 24, 2025, Integral Ad Science Holding Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Igloo Group Parent, Inc., a Delaware corporation (“Parent”), and Igloo Group Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds managed by Novacap Management Inc. (“Novacap”).

On December 23, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated by reference into this Item 1.01.

Concurrently with the closing of the Merger, Parent, as borrower, and the Company, as a subsidiary guarantor, entered into that certain Credit Agreement with Royal Bank of Canada, as administrative agent and collateral agent, and the lenders from time to time party thereto and the guarantors from time to time party thereto (the “Credit Agreement”).

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introduction is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company (i) terminated that certain Credit Agreement, dated as of September 29, 2021, as amended, among Integral Ad Science, Inc., Kavacha Holdings, Inc., the other loan parties party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent, (ii) released all liens and security interests created and terminated all guarantees provided, in each case, in connection therewith and (iii) terminated all other obligations outstanding thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and in Item 3.03, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that were held by the Company as treasury stock, held by any subsidiary of the Company or owned by Parent or any of its subsidiaries (including Merger Sub) (the “Owned Company Shares”), or any shares of Company Common Stock as to which appraisal rights had been properly exercised in accordance with Delaware law (the “Appraisal Shares”)), was automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $10.30, without interest thereon (the “Per Share Price”).

At the Effective Time, each outstanding option to purchase shares of Company Common Stock (“Company Option”), other than Company Options that had an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that was greater than or equal to the Per Share Price (the “Underwater Options”), was automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock of such Company Option.

At the Effective Time, each Underwater Option was cancelled for no consideration.

At the Effective Time, each award of restricted stock units of the Company (each, a “Company RSU”) that was outstanding and vested as of immediately prior to the Effective Time, or that vested in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (“Vested Company RSUs”), was cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

At the Effective Time, each Company RSU that was outstanding as of immediately prior to the Effective Time and that was not a Vested Company RSU (an “Unvested Company RSU”) was cancelled and converted into a contingent right to receive an amount in cash (each, a “Converted Cash Award”) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time, which Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as were applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time, except (A) for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent and (B) that the surviving corporation will pay any portion of a Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than the first regularly scheduled payroll date following the first day of the month following the date on which such portion vests.

With respect to all awards of market share units of the Company outstanding as of immediately prior to the Effective Time (collectively, the “Company MSUs”), 50% of such Company MSUs were, at the Effective Time, automatically cancelled and converted into a Converted Cash Award equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), which Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including any service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as were applied to the corresponding Company MSUs immediately prior to the Effective Time, except (A) for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent and (B) that the surviving corporation will pay any portion of a Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than the first regularly scheduled payroll date following the first day of the month following the date on which such portion vests.

At the Effective Time, the remaining portion of Company MSUs outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into a restricted limited partnership unit award with respect to the common equity in an indirect parent entity of Parent that is the ultimate parent entity of Parent formed to effectuate the transactions contemplated by the Merger Agreement (the “Replacement Company MSU Award”), with the number of units covered by such Replacement Company MSU Award equal to the quotient of (i) the product of (x) the Per Share Price and (y) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), and (ii) the fair market value of such unit as of the Effective Time (based on the same price per unit paid to acquire equity in such entity in connection with the transactions contemplated by the Merger Agreement). The Replacement Company MSU Award will, subject to the holder’s continued service with Parent, the surviving corporation or one of its subsidiaries or a direct or indirect parent entity of Parent through the applicable vesting dates, vest and be settled at the same time the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms. All Replacement Company MSU Awards will otherwise have the same terms and conditions (including service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the Company MSUs for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent; provided, however, that upon settlement of any Replacement Company MSU Award, the holder thereof will be permitted, in lieu of paying any taxes required to be withheld from such holder, to require Parent, the surviving corporation, or one of its subsidiaries or a direct or indirect parent entity of Parent, as applicable, to withhold a number of units otherwise issuable upon settlement having a fair market value equal to such required withholding taxes.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 24, 2025 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified representatives of the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been completed and requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock. Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Trading of Company Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the completion of the Merger, each share of Company Common Stock (other than the Owned Company Shares and the Appraisal Shares) was automatically cancelled, extinguished and converted into the right to receive the Per Share Price. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Per Share Price pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and in Item 2.01, Item 3.03 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

In connection with the Merger, the aggregate purchase price paid for all outstanding shares of Company Common Stock (excluding the Owned Company Shares and the Appraisal Shares) was approximately $1.6 billion. The funds used by Parent to consummate the Merger and complete the related transactions were sourced from a combination of (i) equity contributions from Novacap or its affiliates, (ii) proceeds received in connection with the Credit Agreement and (iii) the available cash balances of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Effective as of the Effective Time, each of Lisa Utzschneider, Rod Aliabadi, Otto Berkes, Michael Fosnaugh, Bridgette Heller, Christina Lema, Robert Lord, Brooke Nakatsukasa, Jill Putman and Martin Taylor resigned from the Board of Directors of the Company (the “Board”) and from any and all committees of the Board on which they served and ceased to be directors of the Company.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became directors of the surviving corporation; and the officers of the Company immediately prior to the completion of the Merger became the officers of the surviving corporation, in each case, until their respective successor is duly elected or appointed and qualified or their earlier death, resignation or removal.

On December 19, 2025 and December 20, 2025, the Company entered into retention bonus agreements (each, a “Retention Bonus Agreement”) with Lisa Utzschneider, Chief Executive Officer of the Company, and Alpana Wegner, Chief Financial Officer of the Company, respectively. Pursuant to the terms of the applicable Retention Bonus Agreement, Ms. Utzschneider will be entitled to a retention award equal to $4.0 million and Ms. Wegner will be entitled to a retention award equal to $0.6 million. The awards granted under the Retention Bonus Agreements will vest and become payable as follows: (i) 33.34% upon the Effective Time, (ii) 33.33% on the six-month anniversary of the Effective Time, and (iii) 33.33% on the 12-month anniversary of the Effective Time, in each case, subject to the recipient’s continued employment with the Company or its subsidiaries through the applicable vesting date. Upon a termination of employment prior to the applicable vesting date, except as set forth below, any unvested portion of the retention award will automatically be forfeited for no consideration.

With respect to Ms. Utzschneider, if her employment is terminated on or following the Effective Time (i) by the Company without “cause,” (ii) due to her death or “disability,” or (iii) by her for “good reason” (each as generally defined in her employment agreement), any unpaid portion of her retention award will immediately vest, subject to her execution and non-revocation of a general release of claims in a form provided by the Company, within 60 days following such termination.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the surviving corporation.  Immediately after the Effective Time, the bylaws of the surviving corporation were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report, respectively, and each is incorporated herein by reference.

Item 8.01.	Other Events.

On December 23, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of September 24, 2025, by and among Integral Ad Science Holding Corp., Igloo Group Parent, Inc. and Igloo Group Acquisition Company, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2025).*

3.1	Amended and Restated Certificate of Incorporation of Integral Ad Science Holding Corp.

3.2	Bylaws of Integral Ad Science Holding Corp.

99.1	Press Release dated as of December 23, 2025.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*
Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INTEGRAL AD SCIENCE HOLDING CORP.
Date: December 23, 2025
	By:	/s/ Lisa Utzschneider
	Name:	Lisa Utzschneider
	Title:	Chief Executive Officer